                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Partners Core Bond  Security Description: Corporate Bond

Issuer:  CVS Caremark Corporation (2043)  Offering Type: US Registered
                                          (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                              In Compliance
                REQUIRED INFORMATION                  ANSWER               APPLICABLE RESTRICTION               (Yes/No)
    ---------------------------------------------- ------------- -------------------------------------------- -------------
1.  Offering Date                                   12/02/2013   None                                             N/A

2.  Trade Date                                      12/02/2013   Must be the same as #1                           Yes

3.  Unit Price of Offering                          99.806 USD   None                                             N/A

4.  Price Paid per Unit                             99.806 USD   Must not exceed #3                               Yes

5.  Years of Issuer's Operations                       > 3       Must be at least three years *                   Yes

6.  Underwriting Type                                  Firm      Must be firm                                     Yes

7.  Underwriting Spread                               0.350%     Sub-Adviser determination to be made             Yes

8.  Total Price paid by the Fund                     $324,000    None                                             N/A

9.  Total Size of Offering                         $30,000,000   None                                             N/A

10. Total Price Paid by the Fund plus Total        $750,000,000  #10 divided by #9 must not exceed 25% **         Yes
    Price Paid for same securities purchased by
    the same Sub-Adviser for other investment
    companies

11. Underwriter(s) from whom the Fund                Barclays    Must not include Sub-Adviser affiliates ***      Yes
    purchased (attach a list of all syndicate      Capital Inc.
    members)

12. If the affiliate was lead or co-lead manager,      Yes       Must be "Yes" or "N/A"                           Yes
    was the instruction listed below given to the
    broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  /s/ Cynthia McCullough
                                                  -----------------------------
                                                  Cynthia McCullough
                                                  Associate, Portfolio
                                                  Compliance
                                                  BlackRock Investment
                                                  Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Partners Balanced Portfolio  Security Description: Corporate Bond

Issuer:  CVS Caremark Corporation (2043)           Offering Type: US Registered
                                                   (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                             In Compliance
             REQUIRED INFORMATION                   ANSWER                  APPLICABLE RESTRICTION             (Yes/No)
    ---------------------------------------  ---------------------- ---------------------------------------- -------------
1.  Offering Date                                 12/02/2013        None                                         N/A

2.  Trade Date                                    12/02/2013        Must be the same as #1                       Yes

3.  Unit Price of Offering                        99.806 USD        None                                         N/A

4.  Price Paid per Unit                           99.806 USD        Must not exceed #3                           Yes

5.  Years of Issuer's Operations                      > 3           Must be at least three years *               Yes

6.  Underwriting Type                                Firm           Must be firm                                 Yes

7.  Underwriting Spread                             0.350%          Sub-Adviser determination to be made         Yes

8.  Total Price paid by the Fund                    $12,000         None                                         N/A

9.  Total Size of Offering                        $30,000,000       None                                         N/A

10. Total Price Paid by the Fund plus Total      $750,000,000       #10 divided by #9 must not exceed 25% **     Yes
    Price Paid for same securities
    purchased by the same Sub-Adviser for
    other investment companies

11. Underwriter(s) from whom the Fund        Barclays Capital Inc.  Must not include Sub-Adviser                 Yes
    purchased (attach a list of all                                 affiliates ***
    syndicate members)

12. If the affiliate was lead or co-lead              Yes           Must be "Yes" or "N/A"                       Yes
    manager, was the instruction listed
    below given to the broker(s) named in
    #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  /s/ Cynthia McCullough
                                                  -----------------------------
                                                  Cynthia McCullough
                                                  Associate, Portfolio
                                                  Compliance
                                                  BlackRock Investment
                                                  Management, LLC

* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
***For munis purchased from syndicate manager, check box to confirm that the
   purchase was not designated as a group sale. [   ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.